UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0708398
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Address of Principal Executive Offices including Zip Code)

LIGHTPATH TECHNOLOGIES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

KENNETH BRIZEL, CHIEF EXECUTIVE OFFICER

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Name and address of agent for service)

(407) 382-4003

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $.01 par value	200,000	$4.10	$820,000	$97

(1)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of that same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Class A Common Stock as reported on the NASDAQ SmallCap Market on December 15, 2004, which was $4.10.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the participants in the LightPath Technologies, Inc. 2004 Employee Stock Purchase Plan (the “Plan”) in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

LightPath Technologies, Inc. (the “Company” or the “Registrant”) is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are filed with the Commission, are incorporated in this Registration Statement on Form S-8 by reference:

(a) The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the document referred to in (a) above.

(c) The description of the Class A Common Stock, $.01 par value (the “Common Stock”), contained in a registration statement filed on Form SB-2 (File No. 33-80119) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s Certificate of Incorporation, as amended (the “Charter”) provides that the personal liability of each member of the Company’s Board of Directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. Specifically, Article TENTH of the Charter provides as follows:

TENTH: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the DGCL. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

In addition, Article VII of the Company’s Bylaws provides, in summary, that the Company is required to indemnify, to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company. Indemnification is against all liability and loss suffered and expenses reasonably incurred. Unless required by law, no such indemnification is required by the Company of any person initiating such suit, action or proceeding without board authorization. Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any other rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

*4.1.1	Certificate of Incorporation of the Company, filed June 15, 1992, with the Secretary of State of Delaware (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

*4.1.2	Certificate of Amendment to Certificate of Incorporation of the Company, filed October 2, 1995, with the Secretary of State of Delaware (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

*4.1.3	Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock and Class E-3 Common Stock of the Company, filed November 9, 1995, with the Secretary of State of Delaware (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

*4.1.4	Certificate of Amendment of Certificate of Incorporation of the Company, filed November 12, 1997, with the Secretary of State of Delaware (filed as an exhibit to the Company’s quarterly report on Form 10-Q filed with the Commission on November 14, 1997, and incorporated herein by this reference).

*4.1.5	Certificate of Amendment of Certificate of Incorporation of the Company, filed February 28, 2003, with the Secretary of State of Delaware (filed as an exhibit to the Company’s proxy statement filed with the Commission on January 24, 2003, and incorporated herein by this reference).

*4.2	Bylaws of the Company (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

4.3	LightPath Technologies, Inc. 2004 Employee Stock Purchase Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Company (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*	Previously filed.

Item 9.	Undertakings.

The Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution no previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions (Item 6), or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 17th day of December, 2004.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Kenneth Brizel
Kenneth Brizel
Chief Executive Officer, President

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Kenneth Brizel as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

Signatures	Title	Date

/s/ Kenneth Brizel Kenneth Brizel	Chief Executive Officer, President, Director (Principal Executive Officer)	December 17, 2004

/s/ Monty K. Allen Monty K. Allen	Chief Financial Officer (Principal Financial Officer)	December 17, 2004

/s/ Robert Ripp Robert Ripp	Director (Chairman of the Board)	December 17, 2004

/s/ James L. Adler Jr. James L. Adler Jr.	Director	December 17, 2004

Robert Bruggeworth	Director

/s/ Louis Leeburg Louis Leeburg	Director	December 17, 2004

/s/ Dr. Steven R. J. Brueck Dr. Steven R. J. Brueck	Director	December 17, 2004

/s/ Gary Silverman Gary Silverman	Director	December 17, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Documents	Page

*4.1.1	Certificate of Incorporation of the Company, filed June 15, 1992, with the Secretary of State of Delaware (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

*4.1.2	Certificate of Amendment to Certificate of Incorporation of the Company, filed October 2, 1995, with the Secretary of State of Delaware (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

*4.1.3	Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock and Class E-3 Common Stock of the Company, filed November 9, 1995, with the Secretary of State of Delaware (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

*4.1.4	Certificate of Amendment of Certificate of Incorporation of the Company, filed November 12, 1997, with the Secretary of State of Delaware (filed as an exhibit to the Company’s quarterly report on Form 10-Q filed with the Commission on November 14, 1997, and incorporated herein by this reference).

*4.1.5	Certificate of Amendment of Certificate of Incorporation of the Company, filed February 28, 2003, with the Secretary of State of Delaware (filed as an exhibit to the Company’s proxy statement filed with the Commission on January 24, 2003, and incorporated herein by this reference).

*4.2	Bylaws of the Company (filed as an exhibit to the Company’s registration statement on Form SB-2 (File No. 33-80119) filed with the Commission on December 7, 1995, and incorporated herein by this reference).

4.3	LightPath Technologies, Inc. 2004 Employee Stock Purchase Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Company (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*	Previously filed.